UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 20, 2013
Oiltanking Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
15631 Jacintoport Blvd.
Houston, Texas 77015
(Address of principal executive office) (Zip Code)
(281) 457-7900
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 20, 2013, Oiltanking Partners, L.P. (the “Partnership”) announced that Jonathan Z. Ackerman will become Vice President and Chief Financial Officer of OTLP GP, LLC (the “General Partner”), the general partner of the Partnership, effective as of July 1, 2013. Kenneth F. Owen, the current Vice President and Chief Financial Officer of the General Partner, has been named Terminal Manager of the Partnership’s expanding Houston complex and will be responsible for managing the profit center.  Mr. Owen will be working with Mr. Ackerman to ensure a smooth transition prior to Mr. Owen assuming full-time responsibilities in his new role on September 1, 2013.

Mr. Ackerman will also serve as the Vice President and Chief Financial Officer of Oiltanking Holding Americas, Inc. (“OTA”), the sole member of the General Partner, as of July 1, 2013. There are no understandings or arrangements between Mr. Ackerman and any other person pursuant to which Mr. Ackerman was selected to serve as an officer of the General Partner, other than the employment relationship described above. There are no existing relationships between Mr. Ackerman and the General Partner, the Partnership or any of the Partnership’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

Mr. Ackerman, age 39, previously worked at UBS Investment Bank, where he was most recently Managing Director, Mergers & Acquisitions and Co-Head, Strategic Solutions Group.  Prior to joining UBS in 2006, Mr. Ackerman served as Senior Counsel to President George W. Bush’s Advisory Panel on Federal Tax Reform, where he was the lead technical policy adviser. Prior to that, Mr. Ackerman was an adviser in the U.S. Treasury Department’s Office of Tax Policy and was responsible for a number of legislative proposals and regulatory pronouncements.  As an attorney in private practice, he represented multi-national corporations on complex cross-border transactions involving mergers and acquisitions, spin-offs, financings and restructurings. Mr. Ackerman is a Certified Public Accountant (CPA) and practiced public accounting with a leading global accounting firm. He earned a Juris Doctorate, with honors, from the University of Chicago, a Master of Taxation from the University of Denver Graduate Tax Program and a B.S. of Business Administration in Accounting and Finance, magna cum laude, from the University of Arizona.

Oiltanking GmbH is the sole owner of OTA, which owns and controls the General Partner of the Partnership. Oiltanking GmbH is a subsidiary of Marquard & Bahls AG, Germany, a privately owned company.

Item 7.01     Regulation FD Disclosures.
On June 20, 2013, the Partnership issued a press release announcing the events described above, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release dated June 20, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oiltanking Partners, L.P.
		By:	OTLP GP, LLC, its general partner

Dated:	June 24, 2013	By:	/s/ Brian C. Brantley
			Name:	Brian C. Brantley
			Title:	Vice President, General Counsel and Secretary

Exhibit Index

99.1	Press release dated June 20, 2013.